As filed with the Securities and Exchange Commission on July 5, 2001.
                                                        Registration No. 333 -
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                           ULTIMATE ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                          ---------------------------

                  DELAWARE                                   84-0585211
       (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                  Identification Number)

        321 WEST 84TH AVENUE, SUITE A, THORNTON, CO 80260 (303) 412-2500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           2000 EQUITY INCENTIVE PLAN
                              (Full title of plan)

                             ----------------------

            ALAN E. KESSOCK                             WITH A COPY TO:
        CHIEF FINANCIAL OFFICER                     PATRICIA PETERSON, ESQ.
     321 WEST 84TH AVENUE, SUITE A                 DAVIS GRAHAM & STUBBS LLP
       THORNTON, COLORADO 80260                   1550 17TH STREET, SUITE 500
            (303) 412 -2500                         DENVER, COLORADO  80202
                                                        (303) 892-9400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                          Proposed       Proposed maximum
 Title of securities  Amount to be    maximum offering   aggregate offering      Amount of
   to be registered    registered    price per share(1)       price(1)        registration fee
----------------------------------------------------------------------------------------------

Common Stock            900,000           $30.25              $28.89            $6,653.25
($.01 par value)
==============================================================================================

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on June 27, 2001 as quoted on NASDAQ.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of the previous registration statement on Form S-8, Registration No. 333-41948, filed with the Securities and Exchange Commission by Ultimate Electronics, Inc. on July 21, 2000, are incorporated herein by reference.

REGISTRATION OF ADDITIONAL SECURITIES

     Ultimate Electronics, Inc. previously registered 300,000 shares of its common stock, $.01 par value, issuable under Ultimate's 2000 Equity Incentive Plan. The 2000 Equity Incentive Plan provides that the number of shares authorized for issuance under the 2000 Equity Incentive Plan shall automatically increase on the first trading day of each fiscal year during the term of the Plan, beginning with the fiscal year 2002, by 100,000 shares. Accordingly, this registration statement is being filed to register 900,000 additional shares for a total of 1,200,000 shares issuable under the 2000 Equity Incentive Plan, the maximum number of shares that may be issued under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thornton, State of Colorado, on the 27th day of June, 2001.

                                         ULTIMATE ELECTRONICS, INC.

                                         By:    /S/ ALAN E. KESSOCK
                                             -----------------------------------
                                            Alan E. Kessock
                                            Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                         TITLE                                    DATE
     /S/ WILLIAM J. PEARSE           Chairman of the Board of Directors         June 27, 2001
-----------------------------
William J. Pearse

    /S/ J. EDWARD MCENTIRE           Chief Executive Officer and Director       June 29, 2001
-----------------------------        (Principal Executive Officer)
J. Edward McEntire

    /S/ DAVID J. WORKMAN             President, Chief Operating Officer         June 27, 2001
-----------------------------        and Director
David J. Workman

    /S/ ALAN E. KESSOCK              Senior Vice President--Finance,            June 27, 2001
----------------------------         Chief Financial Officer, Secretary,
Alan E. Kessock                      Treasurer and Director
                                      (Principal Accounting Officer)

     /S/ NEAL A. BOBRICK             Senior Vice President - Sales and          June 29, 2001
-----------------------------        Marketing
Neal A. Bobrick

     /S/ ROBERT W. BEALE             Director                                   June 29, 2001
-----------------------------
Robert W. Beale

     /S/ RANDALL F. BELLOWS          Director                                   June 29, 2001
--------------------------------
Randall F. Bellows

    /S/ LARRY D. STRUTTON            Director                                   June 29, 2001
----------------------------
Larry D. Strutton

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

    4.1*                  2000 Equity Incentive Plan

    5.1                   Opinion and Consent of Davis Graham & Stubbs LLP

    23.1                  Consent of Ernst & Young LLP

-------------
*Filed as an exhibit to the Registration Statement on Form S-8 filed on July 21, 2000.